Exhibit 99.1

FLOW INTERNATIONAL RECEIVES NASDAQ NOTIFICATION

RELATED TO LATE 10-Q FILING

KENT, Wash., September 27, 2004 – Flow International Corporation (Nasdaq: FLOW), the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology equipment used for cutting, cleaning (surface preparation) and food safety applications, today announced that it received a letter from the NASDAQ staff indicating that because the Company has failed to timely file its Form 10-Q for the first quarter of fiscal 2005 (the “10-Q”), it is not in compliance with the NASDAQ listing rules and accordingly is potentially subject to delisting. This delisting notification is standard procedure when a NASDAQ listed company fails to complete a required Securities and Exchange Commission filing in a timely manner. As a result of the failure to timely file the 10-Q, the Company is currently not in compliance with the filing requirements for continued listing on NASDAQ as required by NASDAQ Marketplace Rule 4310(c)(14). The Company plans to appeal the delisting notification to a NASDAQ Listings Qualifications Panel (the “Panel”), however, there can be no assurance that the Panel will grant the Company’s request for continued listing. FLOW’s securities will remain listed pending a decision in the appeals process, but its trading symbol as of September 27, 2004, will be amended from “FLOW” to “FLOWE” to reflect the Company’s filing delinquency. Upon the filing of its 10-Q, the Company expects to be in compliance with the filing requirements for continued listing on the NASDAQ and accordingly expects the trading symbol to be changed back to “FLOW”

As reported in FLOW’s September 21, 2004 press release, the delay in filing its 10-Q is related to a foreign exchange issue which centers around whether certain gains and losses recorded directly to Other Comprehensive Income in Shareholders’ Equity should have been recorded in the Statement of Operations as a component of Other Income (Expense). It is expected that the Company will restate its fiscal years ended April 30, 2004, 2003 and 2002 to include non-cash positive and negative adjustments to net earnings related to foreign exchange gains and losses on inter-company accounts. The amounts of such adjustments have not yet been determined.

In addition, as also announced September 21, 2004, the Company has determined it will restate its April 30, 2002 results to record an additional charge to Cost of Goods Sold for $609,000 to reflect a required adjustment noted during its reconciliation of historical inter-company balances.

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure (UHP) waterjet technology for cutting, cleaning, and food-safety applications, as well as isostatic and flexform presses. FLOW provides total system solutions for various industries, including automotive, aerospace, paper, job shop, surface preparation, and food production. For more information, visit www.flowcorp.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2004, Flow International Corporation Form 10-K Report filed with the Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to appeal the delisting notification to a NASDAQ Listings Qualifications Panel; upon the filing of its 10-Q, the Company expects to be in compliance with the filing requirements for continued listing on the NASDAQ and accordingly expects the trading symbol to be changed back to “FLOW”; the Company expects to restate its fiscal years ended April 30, 2004, 2003 and 2002 to include non-cash positive and negative adjustments to net earnings related to foreign exchange gains and losses on inter-company accounts. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

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